Exhibit 1.1

Execution Version

SALES AGENCY FINANCING AGREEMENT

This Sales Agency Financing Agreement (this “Agreement”), is dated as of December 21, 2022, by and among Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Company”), Barclays Capital Inc., a registered broker-dealer organized under the laws of Connecticut (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares hereunder, “Sales Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares hereunder, the “Forward Seller”) and Barclays Bank PLC, a public limited company organized under the laws of England (as purchaser under any Forward Contract, the “Forward Purchaser”).

THE PARTIES HERETO ENTER INTO THIS AGREEMENT ON THE BASIS OF THE FOLLOWING FACTS, UNDERSTANDINGS AND INTENTIONS:

A. The Company has authorized and proposes to issue and sell, in the manner contemplated by this Agreement, Shares (as defined herein) with an aggregate Sales Price of up to $1,000,000,000 upon the terms and subject to the conditions contained herein.

B. Sales Agent has been appointed by the Company as its agent to sell the Issuance Shares and agrees to use commercially reasonable efforts to sell the Issuance Shares offered by the Company upon the terms and subject to the conditions contained herein.

C. The Forward Seller has been appointed by the Company and the Forward Purchaser as its agent to sell the Forward Hedge Shares and agrees with the Company and the Forward Purchaser to use commercially reasonable efforts to sell the Forward Hedge Shares to be borrowed by the Forward Purchaser or an affiliate thereof and offered by the Company upon the terms and subject to the conditions contained herein.

D. Following the earlier of (i) the issuance of the Maximum Program Amount hereunder and (ii) the date this Agreement is terminated pursuant to Article VII hereof, the Company may also in the future enter into additional sales agency financing agreements (the “Alternative Sales Agency Agreements”) with one or more additional agents and/or principals (the “Alternative Sales Agents”) for the issuance (in the case of Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time through such Alternative Sales Agents of Shares on the terms set forth in such Alterative Sales Agency Agreements. This Agreement and any Alternative Sales Agency Agreements are collectively referred to herein as the “Sales Agency Agreements.” The aggregate number of Shares to be sold pursuant to the Sales Agency Agreements shall not exceed the Maximum Program Amount (as defined herein).

NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Accountants” has the meaning set forth in Section 3.07.

“Actions” has the meaning set forth in Section 3.16.

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period.

“Actual Sold Issuance Amount” means, for any Issuance Selling Period for any Issuance, the number of Issuance Shares that Sales Agent has sold during such Issuance Selling Period.

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph of this agreement.

“Alternative Sales Agency Agreements” has the meaning set forth in the Recitals.

“Alternative Sales Agents” has the meaning set forth in the Recitals.

“Applicable Time” means the time of sale of any Shares pursuant to this Agreement.

“Bribery Act” has the meaning set forth in Section 3.26.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Code” has the meaning set forth in Section 3.31.

“Comfort Letter Request Date” has the meaning set forth in Section 4.08.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earlier to occur of (x) the date on which Sales Agent and any Alternative Sales Agents in the aggregate shall have sold the Maximum Program Amount pursuant to the Sales Agency Agreements or (y) the date this Agreement is terminated pursuant to Article VII.

“Common Stock” shall mean the Company’s Common Stock, $0.01 par value per share.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Contracts” has the meaning set forth in Section 3.17.

“Controlling Persons” has the meaning set forth in Section 6.01.

“Credit Agreement” has the meaning set forth in Section 3.06.

“DWAC” has the meaning set forth in Section 2.04.

“Environmental Laws” has the meaning set forth in Section 3.27.

“ERISA” has the meaning set forth in Section 3.39.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission thereunder.

“FCPA” has the meaning set forth in Section 3.26.

“FINRA” has the meaning set forth in Section 3.19.

“Floor Price” means the minimum price per share set by the Company in the Transaction Notice below which Sales Agent (in the case of an Issuance) or the Forward Seller (in the case of a Forward) shall not sell Issuance Shares or Forward Hedge Shares, as the case may be, during the relevant Selling Period, which may be adjusted by the Company at any time during the Selling Period and which in no event shall be less than $1.00.

“Forward” means the transaction resulting from each occasion on which the Company elects to exercise its right to deliver a Transaction Notice specifying that it relates to a “Forward” and requiring the Forward Seller to use commercially reasonable efforts to sell the Forward Hedge Shares as specified in such Transaction Notice, subject to the terms and conditions of this Agreement.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Date” means any Trading Day during the Commitment Period that a Transaction Notice specifying that it relates to a “Forward” is deemed delivered pursuant to Section 2.03(b) hereof.

“Forward Hedge Amount” means the aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller with respect to any Forward as specified in the Transaction Notice for such Forward, which may not exceed $375,000,000 without the prior written consent of the Forward Seller, which consent may be withheld in the Forward Seller’s sole discretion.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed to between the Company and the Forward Seller, not to exceed 2%.

“Forward Hedge Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Transaction Notice specifying that it relates to a “Forward”) following the Trading Day on which such Transaction Notice is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of, the Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence.

“Forward Hedge Settlement Date” means the second (2nd) Trading Day immediately following the sale of any Forward Hedge Shares pursuant to this Agreement.

“Forward Hedge Shares” means all Common Stock borrowed by the Forward Purchaser or an affiliate thereof and offered and sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Shares” as used herein shall include the definition of the same under any Alternative Sales Agency Agreements.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement.

“General Disclosure Package” has the meaning set forth in Section 3.02.

“Incorporated Documents” has the meaning set forth in Section 3.03.

“Indemnified Party” has the meaning set forth in Section 6.03.

“Indemnifying Party” has the meaning set forth in Section 6.03.

“Intellectual Property” has the meaning set forth in Section 3.36.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Transaction Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires Sales Agent to use commercially reasonable efforts to sell the Issuance Shares as specified in such Transaction Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the aggregate Sales Price of the Issuance Shares to be sold by Sales Agent with respect to any Issuance as specified in the Transaction Notice for such Issuance, which may not exceed $375,000,000 without the prior written consent of Sales Agent, which may be withheld in Sales Agent’s sole discretion.

“Issuance Date” means any Trading Day during the Commitment Period that a Transaction Notice specifying that it relates to an “Issuance” is delivered or deemed delivered pursuant to Section 2.03(b) hereof.

“Issuance Price” means the Sales Price less the Issuance Selling Commission.

“Issuance Selling Commission” means a mutually agreed rate, not to exceed 2% of the Sales Price of Issuance Shares sold during a Selling Period.

“Issuance Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Transaction Notice specifying that it relates to an “Issuance”) following the Trading Day on which a Transaction Notice specifying that it relates to an “Issuance” is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof.

“Issuance Settlement Date” means, unless the Company and Sales Agent shall otherwise agree, the second (2nd) business day following each Trading Day during the applicable Issuance Selling Period, when the Company shall deliver to Sales Agent the amount of Issuance Shares sold on such Trading Day and Sales Agent shall deliver to the Company the Issuance Price received on such sales.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Issuance Shares” as used herein, shall include the definition of the same under any Alternative Sales Agency Agreements.

“Issuer Free Writing Prospectus” has the meaning set forth in Section 2.05.

“IT Systems” has the meaning set forth in Section 3.45.

“Liens” has the meaning set forth in Section 3.06.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Sale Transactions, dated as of the date hereof, by and between the Company and the Forward Purchaser, including all provisions incorporated by reference therein.

“Material Adverse Effect” has the meaning set forth in Section 3.04.

“Maximum Program Amount” means Shares with an aggregate Sales Price of $1,000,000,000 (or, if less, the aggregate amount of Shares registered under the Registration Statement).

“Money Laundering Laws” has the meaning set forth in Section 3.40.

“NASDAQ” means the NASDAQ Global Select Market.

“Officer’s Certificate Request Date” has the meaning set forth in Section 4.09.

“Opinion Request Date” has the meaning set forth in Section 4.07.

“Original Registration Statement” has the meaning set forth in Section 3.01.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Personal Data” has the meaning set forth in Section 3.45.

“Plan” has the meaning set forth in Section 3.39.

“Pricing Supplement” has the meaning set forth in Section 3.01.

“Principal Market” means NASDAQ.

“Prospectus” has the meaning set forth in Section 3.01.

“Prospectus Supplement” has the meaning set forth in Section 5.01(k)(1).

“Registration Statement” has the meaning set forth in Section 3.01.

“Registration Statement Amendment Date” has the meaning set forth in Section 4.07.

“REIT” has the meaning set forth in Section 3.31.

“Request Date” means each Comfort Letter Request Date, each Officer’s Certificate Request Date and each Opinion Request Date.

“Rule 102” has the meaning set forth in Section 4.11.

“Sales Agency Agreements” has the meaning set forth in the Recitals.

“Sales Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by Sales Agent or the Forward Seller on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under any Alternative Sales Agency Agreements.

“Sanctions” has the meaning set forth in Section 3.41.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and Sales Agent shall otherwise agree, any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable. Where the context requires, the term “Shares” as used herein shall include the definition of the same under any Alternative Sales Agency Agreements.

“Significant Subsidiary” has the meaning set forth in Section 3.18.

“Term Loan Agreement” has the meaning set forth in Section 3.06.

“Trading Day” means any day which is a trading day on NASDAQ, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Transaction” means any Issuance or any Forward.

“Transaction Date” means any Issuance Date or any Forward Date.

“Transaction Notice” means a written notice to Sales Agent or the Forward Seller delivered in accordance with this Agreement in the form attached hereto as Exhibit A.

“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

ARTICLE II

ISSUANCES AND FORWARDS

Section 2.01 Transactions.

(a) (i) Upon the terms and subject to the conditions of this Agreement, the Company may issue Issuance Shares through Sales Agent, and Sales Agent shall use commercially reasonable efforts to sell Issuance Shares, with an aggregate Sales Price of up to the Maximum Program Amount, less the aggregate Sales Price for any Forward Hedge Shares previously sold under the Sales Agency Agreements, based on and in accordance with such number of Transaction Notices, each specifying that it relates to an “Issuance,” as the Company in its sole discretion shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Issuance Shares sold under the Sales Agency Agreements, plus the aggregate Sales Prices for any Forward Hedge Shares previously sold under the Sales Agency Agreements, equals the Maximum Program Amount, or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of a Transaction Notice specifying that it relates to an “Issuance,” and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified into the Principal Market, and otherwise in accordance with the terms of such Transaction Notice. Sales Agent will use commercially reasonable efforts to provide written confirmation to the Company not later than 6:00 p.m. Eastern Time on the Issuance Date, and will in no event provide such confirmation later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder. Such written confirmation will set forth the portion of the Actual Sold Issuance Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof. Sales Agent may sell Issuance Shares in the manner described in Section 2.01(b) herein. The Company acknowledges and agrees that (i) there can be no assurance that Sales Agent will be successful in selling Issuance Shares and (ii) Sales Agent will incur no liability or obligation to the Company or any other Person if it does not sell Issuance Shares for any reason other than a failure by Sales Agent to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 2.01. In acting hereunder, Sales Agent will be acting as agent for the Company and not as principal.

(ii) In addition, upon the terms and subject to the conditions of this Agreement and the Master Forward Confirmation, the Forward Purchaser or an affiliate thereof may borrow, offer and sell Forward Hedge Shares through the Forward Seller to hedge each Forward, and the Forward Seller shall use commercially reasonable efforts to sell Forward Hedge Shares with an aggregate Sales Price of up to the Maximum Program Amount, less the aggregate Sales Price for any Issuance Shares previously sold under the Sales Agency Agreements, based on and in accordance with such number of Transaction Notices, each specifying that it relates to a “Forward,” as the Company in its sole discretion shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Forward Hedge Shares sold under the Sales Agency Agreements, plus the aggregate Sales Prices for any Issuance Shares previously sold under the Sales Agency Agreements, equals the Maximum Program Amount or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement and the Master Forward Confirmation, upon the delivery of a Transaction Notice specifying that it relates to a “Forward,” and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation (including without limitation as a result of any event described in clause (x) or (y) of the proviso contained in the definition of Forward Hedge Selling Period), the Forward Purchaser will use commercially reasonable efforts to borrow or to cause its affiliate to borrow Forward Hedge Shares up to the amount specified and the Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares into the Principal Market, and otherwise in accordance with the terms of such Transaction Notice.

(iii) The Forward Seller will provide written confirmation to the Company and the Forward Purchaser no later than the opening of the Trading Day next following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such Trading Day, the corresponding Sales Price and the Forward Hedge Price payable to the Forward Purchaser in respect thereof. Each of the Company and the Forward Purchaser acknowledges and agrees that: (A) there can be no assurance that the Forward Purchaser or an affiliate thereof will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (B) the Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser, or any other Person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser or an affiliate thereof for any reason other than a failure by the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 2.01 and (C) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller, or any other Person if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use commercially reasonable efforts to borrow or to cause such affiliate to borrow such Forward Hedge Shares as required under this Section 2.01. In acting hereunder, the Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(iv) No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 5.03), the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days or months set forth opposite the caption “Term” in the Transaction Notice for such Forward, which number of days or months shall in no event be less than three months nor more than fifteen months), the “Initial Forward

Price” for such Forward, the “Spread” for such Forward, the “Volume-Weighted Hedge Price” for such Forward, the “Initial Stock Loan Rate” for such Forward, the “Maximum Stock Loan Rate” for such Forward, the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Transaction Notice for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Transaction Notice for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Transaction Notice for such Forward).

(v) Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or to cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and the Forward Seller’s obligation to use commercially reasonable efforts to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation.

(b) Method of Offer and Sale. The Shares may be offered and sold in (1) privately negotiated transactions (if and only if the parties hereto have so agreed in writing), or (2) by any other method or payment permitted by law or any method deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network. Nothing in this Agreement shall be deemed to require any party to agree to the method of offer and sale specified in clause (1) above, and any party may withhold its consent thereto in such party’s sole discretion.

(c) Transactions. Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof during the Commitment Period on which (x) the conditions set forth in Section 5.01 and Section 5.02 hereof have been satisfied and (y) no event described in clause (x) or clause (y) of the proviso contained in the definition of Forward Hedge Selling Period shall have occurred, the Company may exercise an Issuance by the delivery of a Transaction Notice specifying that it relates to an “Issuance,” executed by the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer or any Senior Vice President of the Company, to Sales Agent. The number of Issuance Shares that Sales Agent shall use commercially reasonable efforts to sell pursuant to such Issuance shall have an aggregate Sales Price equal to the Issuance Amount. Each Issuance will be settled on the applicable Settlement Date following the Issuance Date.

Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) during the Commitment Period on which the conditions set forth in Sections 5.01 and 5.02 have been satisfied, the Company may exercise its right to call for a Forward by the delivery of a Transaction Notice specifying that it relates to a “Forward,” executed by the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer or any Senior Vice President of the Company, to the Forward Seller and the Forward Purchaser. The number of Forward Hedge Shares that the Forward Purchaser shall use commercially reasonable efforts to borrow or to cause its affiliate to borrow and that the Forward Seller shall use commercially reasonable efforts to sell pursuant to such Forward shall have an aggregate Sales Price equal to the Forward Hedge Amount. Each sale of Forward Hedge Shares will be settled as between the Forward Seller and the Forward Purchaser on each applicable Forward Hedge Settlement Date following the relevant Forward Date.

Section 2.02 Effectiveness. The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to Sales Agent and the Forward Seller a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the Master Forward Confirmation and the consummation of the transactions contemplated hereby and thereby, which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed the Agreement and the Master Forward Confirmation for or on behalf of the Company; (ii) the Company shall deliver to Sales Agent and the Forward Seller a certificate executed by the Chief Financial Officer or Chief Accounting Officer of the Company, signing in such capacity, dated the date of the Closing, confirming that the representations and warranties of the Company contained in this Agreement and the Master Forward Confirmation are true and correct and that the Company has performed all of its obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 5.01(a) hereof; (iii) Goodwin Procter LLP, counsel to the Company, shall deliver to Sales Agent and the Forward Seller opinions and a negative assurance letter, dated the date of the Closing and addressed to Sales Agent and the Forward Seller, substantially in the forms of Exhibit B-1, Exhibit B-2, Exhibit C and Exhibit D attached hereto; (iv) Holland & Knight LLP, Pennsylvania counsel for the Company, shall deliver to Sales Agent and the Forward Seller opinions dated the date of Closing and addressed to Sales Agent and the Forward Seller, substantially in the form of Exhibit E attached hereto; (v) Cahill Gordon & Reindel LLP, counsel to Sales Agent, shall deliver to Sales Agent and the Forward Seller an opinion, dated the date of the Closing and addressed to Sales Agent and the Forward Seller, with respect to such matters reasonably requested to be included therein; (vi) Deloitte & Touche LLP shall deliver to Sales Agent and the Forward Seller a letter, dated the Closing Date, in form and substance satisfactory to Sales Agent; and (vii) the Company shall pay the expenses set forth in Section 9.02(ii), (iv) and (viii) hereof by wire transfer to the account designated by Sales Agent in writing prior to the Closing.

Section 2.03 Mechanics of Issuances.

(a) Transaction Notice. On any Trading Day during the Commitment Period, the Company may deliver a Transaction Notice to Sales Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward), subject to the satisfaction of the conditions set forth in Sections 5.01 and 5.02; provided, however, that (1) the Issuance Amount or Forward Hedge Amount, as the case may be, for each Transaction as designated by the Company in the applicable Transaction Notice shall in no event exceed $375,000,000 for any

Issuance or Forward, as the case may be, without the prior written consent of Sales Agent or the Forward Seller, as applicable, which may be withheld in Sales Agent’s or the Forward Seller’s sole discretion and (2) notwithstanding anything in this Agreement or the Master Forward Confirmation to the contrary, none of the Forward Purchaser, Sales Agent or the Forward Seller shall have any further obligations with respect to any Transaction Notice if and to the extent the aggregate Sales Price of the Shares sold pursuant thereto, together with the aggregate Sales Price of the Shares previously sold under the Sales Agency Agreements, shall exceed the Maximum Program Amount. The Company shall have the right, in its sole discretion, to amend at any time and from time to time any Transaction Notice subject to compliance with the limitations set forth in this Agreement; provided, however, that (i) the Company may not amend the Issuance Amount or Forward Hedge Amount, as the case may be, if such amended Issuance Amount or Forward Hedge Amount, as applicable, is less than the Actual Sold Issuance Amount or Actual Sold Forward Amount, as the case may be, as of the date of such amendment; (ii) the Company may not amend the “Number of Days in the Issuance Selling Period” or “Number of Days in the Forward Hedge Selling Period,” as the case may be, if such amended “Number of Days in the Issuance Selling Period” or “Number of Days in the Forward Hedge Selling Period,” as applicable, is less than the number of days that have previously transpired (in whole or on part) in such Selling Period as of the date of such amendment; (iii) the Company shall not have the right to amend a Transaction Notice initially specifying that it relates to a “Forward” to be a Transaction Notice specifying that it relates to an “Issuance”; (iv) the Company shall not have the right to amend a Transaction Notice initially specifying that it relates to an “Issuance” to be a Transaction Notice specifying that it relates to a “Forward”; and (v) no increase in the Floor Price shall cause any sales of Shares executed pursuant to such Transaction Notice prior to the date of receipt of such amendment to be a breach of the terms hereof.

(b) Delivery of Transaction Notice. A Transaction Notice shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by Sales Agent (in the case of a Transaction Notice specifying that it relates to an “Issuance”) or by the Forward Seller and the Forward Purchaser (in the case of a Transaction Notice specifying that it relates to a “Forward”). No Transaction Notice may be delivered other than on a Trading Day during the Commitment Period, no Transaction Notice may be delivered during an Issuance Selling Period or Forward Hedge Selling Period specified in a previously delivered Transaction Notice, no more than one Transaction Notice may be delivered on any single Trading Day and no Transaction Notice specifying that it relates to a “Forward” may be delivered if either (x) an ex-dividend date or ex-date, as applicable, for any dividend or distribution payable by the Company on the Common Stock is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period, or (y) such Transaction Notice, together with all prior Transaction Notices delivered by the Company relating to a “Forward” hereunder and under any other Alternative Sales Agency Agreements, would result in the aggregate Capped Number under all Forward Contracts entered into or to be entered into between the Company and the Forward Purchaser and any Forward Contracts entered into between the Company and any other Alternative Sales Agent exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(c) Floor Price. Neither Sales Agent nor the Forward Seller shall sell Issuance Shares or Forward Hedge Shares, as the case may be, below the Floor Price during any Selling Period, and, subject to clause (v) of the proviso to the last sentence of Section 2.03(a), such Floor Price may be adjusted by the Company at any time during any Selling Period upon written notice to Sales Agent or the Forward Seller, as the case may be, and confirmation to the Company by Sales Agent or the Forward Seller, as the case may be.

(d) Trading Guidelines. The Company consents to Sales Agent trading in the Company’s Common Stock for Sales Agent’s own account and the Forward Seller trading in the Company’s Common Stock for the Forward Purchaser’s own account and, in each case, for the account of its respective clients at the same time as sales of Shares occur pursuant to this Agreement; provided, however, that such consent is expressly limited to trading activity that complies with applicable federal and state laws, rules and regulations.

Section 2.04 Settlements.

(a) Subject to the provisions of Article V, on or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting Sales Agent or its designee’s account (provided the Sales Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through its Deposit/Withdrawal At Custodian System (“DWAC”), or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, Sales Agent will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Issuance Settlement Date. If the Company defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, the Company agrees that it will (i) hold Sales Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to Sales Agent any Issuance Selling Commission to which it would otherwise have been entitled absent such default. The parties acknowledge and agree that, in performing its obligations under this Agreement, Sales Agent may borrow shares of Common Stock from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

(b) Subject to the provisions of Article V, on or before each Forward Hedge Settlement Date, the Forward Purchaser shall, or shall cause its affiliate or its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account (provided the Forward Purchaser shall have given the Company written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through DWAC, or by such other means of delivery as may be mutually agreed upon by the Forward Seller and the Forward Purchaser and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradable and transferable, the Forward Seller shall deliver the related aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

Section 2.05 Use of Free Writing Prospectus. None of the Company, Sales Agent, the Forward Purchaser or the Forward Seller has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, which consent shall not be unreasonably withheld, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering of Shares contemplated by this Agreement (any such free writing prospectus being referred to herein as an “Issuer Free Writing Prospectus”).

Section 2.06 Alternative Sales Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company shall only be effected by or through the Sales Agent or the Forward Seller, as the case may be, or the respective Alternative Sales Agents on any single given day, but in no event by more than one, and the Company shall in no event request that Sales Agent or the Forward Seller, as the case may be, and any other Alternative Sales Agent sell Shares on the same day.

Section 2.07 Exemption from Regulation M. If any party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the other parties and sales of Common Stock under the Sales Agency Agreements shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of all parties.

Section 2.08 Distributions under Regulation M. Notwithstanding any other provision of this Agreement or the Master Forward Confirmation, in the event the Company engages Sales Agent or the Forward Seller for a sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and Sales Agent or the Forward Seller, as the case may be, will agree to compensation that is customary for Sales Agent or the Forward Seller, as the case may be, with respect to such transactions.

Section 2.09 Material Non-Public Information. Notwithstanding any other provision of this Agreement, Sales Agent and the Forward Seller shall not be obligated to sell, and the Forward Purchaser (or its affiliate) shall not be obligated to borrow and deliver to the Forward Seller, any Shares hereunder during (a) any period in which the Company is, or could be deemed to be, in possession of material non-public information or (b) the period from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, Sales Agent, the Forward Seller and the Forward Purchaser, that as of the Closing Date, each Transaction Date, each Settlement Date, each Registration Statement Amendment Date (as defined in Section 4.07), each Request Date and each Applicable Time:

Section 3.01 Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Principal Market under the trading symbol “GLPI,” and the Shares have been listed on the Principal Market prior to delivery of the first Transaction Notice hereunder. The Company (i) meets the requirements for the use of Form S-3 under the Securities Act and the rules and regulations thereunder for the registration of the transactions contemplated by this Agreement and the Master Forward Confirmation and (ii) has been subject to the requirements of Section 12 of the Exchange Act and has timely filed all the material required to be filed pursuant to Section 13 and 14 of the Exchange Act for a period of more than 12 calendar months. The Company has filed with the Commission a registration statement on Form S-3 (File No. 333-266814; the “Original Registration Statement”), to be used in connection with, among other securities, the public offering and sale of Common Stock, including the Shares of the Company. Such registration statement (and any further registration statements that may be filed by the Company for the purpose of continuing the offering of the Shares upon expiration of the effectiveness of the Original Registration Statement after the third anniversary of its original effective date or for the purpose of registering additional Shares to be sold pursuant to this Agreement), and the prospectus constituting a part of such registration statement, together with the Prospectus Supplement (as defined in Section 5.01(k)) and any pricing supplement relating to the Shares (each, a “Pricing Supplement”), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus is provided to Sales Agent or the Forward Seller by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to Sales Agent or the Forward Seller for such use. Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement relating to the Shares pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as contemplated by Section 5.01(k) of this Agreement. References in this Agreement to the Registration Statement, any preliminary prospectus and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under Exchange Act that are deemed to be incorporated by reference therein.

Section 3.02 Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three (3) years prior to the date hereof; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus (and any amendment or supplement thereto) and the applicable Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) and as of each Applicable Time and the Closing Date, as the case may be, the Prospectus does not, and the General Disclosure Package will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to Sales Agent, the Forward Seller and the Forward Purchaser furnished to the Company in writing by Sales Agent, the Forward Seller or the Forward Purchaser expressly for use in the Registration Statement, the Prospectus and the General Disclosure Package and any amendment or supplement thereto.

Section 3.03 Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package (the “Incorporated Documents”), when they were filed with the Commission or amended, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.04 Organization and Good Standing. The Company and each of its subsidiaries have been duly incorporated or formed, as applicable, and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation, as applicable, are duly qualified to do business as described in the Registration Statement, the Prospectus and the General Disclosure Package and are in good standing (where such concept is recognized under the laws of the jurisdiction in which it is organized or formed) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have requisite corporate, limited liability company or limited partnership, as applicable, power and authority necessary to own or lease their respective properties and to conduct the businesses described in the Registration Statement, the Prospectus and the General Disclosure Package, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, condition (financial or otherwise), results of operations or business prospects of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement and the Master Forward Confirmation (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement, except for entities that have been omitted pursuant to Item 601(b)(21) of Regulation S-K.

Section 3.05 eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Section 3.06 Capitalization. All the outstanding shares of capital stock or other equity interests of the Company and each of its subsidiaries owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non assessable (to the extent that these concepts apply in the case of non-corporate subsidiaries), are owned directly or indirectly by the Company free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for Liens pursuant to, or not prohibited by, (i) the Credit Agreement, dated as of May 13, 2022 (as amended, restated, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among GLP Capital, L.P., each lender from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto, and (ii) the Term Loan Credit Agreement, dated as of September 2, 2022 (as amended, restated, amended and restated or otherwise modified from time to time prior to the date hereof, the “Term Loan Agreement”) among GLP Capital, L.P., Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto, and are not subject to any pre-emptive or similar rights. Except as described in or expressly contemplated by the Prospectus and the General Disclosure Package, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. The capital stock of the Company conforms in all material respects to the description thereof contained in, as applicable, the Registration Statement, the Prospectus and the General Disclosure Package.

Section 3.07 Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their respective operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package present fairly in all material respects the information required to be stated therein; and the pro forma financial information and the related notes thereto incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable, and are set forth therein; and the other financial information included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package has been derived from the accounting records of the Company and its subsidiaries, and presents fairly in all material respects the information shown thereby. No other financial statements (or schedules) of the Company or any predecessor of the Company are required by the Securities Act to be included in the Registration Statement, the Prospectus or the General Disclosure Package. Deloitte & Touche LLP (together with any other nationally recognized accounting firm that the Company may from time to time engage, the “Accountants”), who have certified certain financial statements of the Company and its subsidiaries that are incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, are independent registered public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. The statements included in the Registration Statement with respect to the Accountants pursuant to Item 509 of Regulation S-K of the Securities Act are true and correct in all material respects.

Section 3.08 Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, but not limited to, controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

Section 3.09 Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions will be executed in accordance with management’s general or specific authorizations; (ii) transactions will be recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets will be compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal controls over reporting pursuant to Rule 13a-15(c) of the Exchange Act, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

Section 3.10 Shares. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement or the Master Forward Confirmation, as the case may be, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. Upon issuance, the Shares will conform in all material respects to the statements relating thereto contained in the Prospectus and the General Disclosure Package. Upon payment of the purchase price and delivery of the Shares in accordance with this Agreement and the Master Forward Confirmation (which may include net share settlement or combination settlement), as the case may be, each of the purchasers thereof will receive good, valid and marketable title to such Shares, free and clear of all liens, charges and encumbrances.

Section 3.11 Sale of Shares. Immediately after any sale of Shares by the Company or the Forward Seller hereunder, the aggregate amount of Common Stock that has been issued and sold by the Company and offered and sold by the Forward Seller, in each case, hereunder will not exceed the aggregate amount of Common Stock registered under the Registration Statement (in this regard, the Company acknowledges and agrees that neither Sales Agent nor the Forward Seller shall have responsibility for maintaining records with respect to the aggregate amount of Shares sold, or of otherwise monitoring the availability of Common Stock for sale, under the Registration Statement).

Section 3.12 The Agreements. The Company has the corporate power and authority to enter into each of this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation” and to issue the Shares; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation” and the consummation by it of the transactions contemplated hereby has been duly and validly taken. Each of this Agreement and the Master Forward Confirmation has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. Any “Supplemental Confirmation” will be duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The execution, delivery and performance of this Agreement, the Master Forward Confirmation and each “Supplemental Confirmation” under the Master Forward Confirmation and the consummation of the transactions contemplated hereby and thereby will not (i) result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or to which any of their respective properties or assets is subject, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries, (iii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any of the Company’s subsidiaries (other than its Significant Subsidiaries), except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries, with the exception of the creation or imposition of any lien, charge or encumbrance pursuant to, or not prohibited by, the Credit Agreement or Term Loan Agreement or (v) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any subsidiary, except for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.13 No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, there has not been (i) any change in the capital stock or other equity interests (other than the issuance of Common Stock relating to awards under the Company’s equity incentive plan), or any change in long-term debt of the Company or any of its subsidiaries, (ii) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or other equity interests (other than dividends that have been publicly disclosed in the Registration Statement, the Prospectus or the General Disclosure Package) or (iii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, condition (financial or otherwise), results of operations or business prospects of the Company and its subsidiaries, taken as a whole; except in each case as otherwise disclosed in the Registration Statement, the Prospectus and the General Disclosure Package.

Section 3.14 Company Not an Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Prospectus and the General Disclosure Package and the consummation of the transactions contemplated by the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

Section 3.15 Use of Proceeds. The Company will use the net proceeds from the offering of Shares and the consummation of the transactions contemplated by the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation in the manner specified in the Prospectus under “Use of Proceeds.”

Section 3.16 Legal Proceedings. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party that, or to which any property, right or asset of the Company or any of its subsidiaries is the subject of that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement and the Master Forward Confirmation; and to the knowledge of the Company, no such Actions are threatened by any governmental or regulatory authority or by others; and there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Prospectus and the General Disclosure Package.

Section 3.17 Filing and Enforceability of Contracts. There are no statutes, regulations or contracts or documents that are required under the Securities Act to be filed as exhibits to the Registration Statement, or described in the Registration Statement, the Prospectus and the General Disclosure Package that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Prospectus and the General Disclosure Package (the “Contracts”).

Section 3.18 Compliance With Law. Neither the Company nor any of its significant subsidiaries, as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act (each, a “Significant Subsidiary”) (i) is in violation of its respective charter or by-laws or similar organizational documents, as the case may be; (ii) upon consummation of the transactions contemplated under this Agreement and the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation, none of them will be, in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) is in violation of any law or statute or any judgment, order, rule or regulation applicable to the Company or any subsidiary of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any subsidiary, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, the Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Prospectus and the General Disclosure Package, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Prospectus and the General Disclosure Package, neither the Company nor any of its subsidiaries have received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization which, individually or in the aggregate, if the subject of an unfavorable ruling or decision as to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

Section 3.19 No Consents Required. No consent, approval, authorization, order, registration, qualification of or with any court or arbitrator or governmental or regulatory authority or body is required by or with respect to the Company for the execution, delivery and for the consummation of the transactions contemplated by this Agreement, the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation, in connection with the issuance or sale of the Shares by the Company or in connection with the offer and sale of Shares by the Forward Seller, except (i) such filings as may be required under the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) the registration of the Shares under the Securities Act, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained, (iv) post-closing notices to certain state regulatory bodies that the transactions contemplated by this Agreement have been consummated, (v) such approvals, registrations, notices and qualifications as may be required under applicable state securities or “Blue Sky” laws of the various states in connection with the transactions contemplated hereby or thereby, (vi) filings with, notices to or approvals from the applicable gaming authorities, which have been made or obtained or will be obtained at or prior to the Closing Date and (vii) such as have been obtained and delivered to the Sales Agent, counsel for Sales Agent and counsel for the Forward Seller as of the date of this Agreement.

Section 3.20 Title to Properties. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and claims except those that (i) are described in the Registration Statement, General Disclosure Package and the Prospectus, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.21 [Reserved].

Section 3.22 [Reserved].

Section 3.23 Accuracy of Company’s Statements. No statement, representation, warranty or covenant made by the Company in this Agreement or the Master Forward Confirmation or made in any certificate or document required by this Agreement or the Master Forward Confirmation to be delivered to Sales Agent, the Forward Seller and/or the Forward Purchaser, as the case may be, was or will be, when made, inaccurate, untrue or incorrect.

Section 3.24 No Price Stabilization or Manipulation. The Company has not taken directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock.

Section 3.25 No Labor Disputes. Except as described in each of the Registration Statement, the Prospectus and the General Disclosure Package, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.26 No Unlawful Payments. Neither the Company nor any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person while acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), the Bribery Act 2010 of the United Kingdom (the “Bribery Act”) or similar laws in other jurisdictions in which the Company or its subsidiaries conduct operations; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company, each of its subsidiaries, and to the knowledge of the Company, their controlled affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA, the Bribery Act and similar laws in other jurisdictions in which the Company or its subsidiaries conduct operations.

Section 3.27 Compliance With Environmental Laws. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package and except such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries (x) to the knowledge of the Company, are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) to the knowledge of the Company, have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) to the knowledge of the Company, have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries; and (iii) to the knowledge of the Company, there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

Section 3.28 [Reserved].

Section 3.29 [Reserved].

Section 3.30 Insurance. The Company and its subsidiaries are, in the reasonable judgment of the Company, insured by insurers of recognized financial responsibility (determined as of the date such insurance was obtained) against such losses and risks (other than wind and flood damage) and in such amounts as are prudent and customary in the reasonable judgment of the Company in the businesses in which it is engaged.

Section 3.31 REIT Status. The Company is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current and proposed method of operation enables it to meet the requirements for qualification and taxation as a REIT under the Code. The Company has qualified and continues to qualify and has taken all necessary action to be treated, effective beginning with the year ended December 31, 2014, as a REIT under the Code, and the Company’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2022, and in the foreseeable future (based on current law).

Section 3.32 [Reserved].

Section 3.33 Distribution of Offering Materials. The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement and the Prospectus approved by Sales Agent or the Forward Seller, as the case may be, or other materials, if any, permitted by the Securities Act.

Section 3.34 [Reserved].

Section 3.35 [Reserved].

Section 3.36 Title to Intellectual Property. (i) The Company and each of its subsidiaries own or have sufficient rights to use (A) to its knowledge, all patents and patent applications, and (B) all trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the operation of their respective businesses as described in the Registration Statement, the Prospectus and the General Disclosure Package; (ii) to the knowledge of the Company, the Company’s and each of its subsidiaries’ conduct of their respective businesses as described in the Registration Statement, the Prospectus and the General Disclosure Package does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and each of its subsidiaries have not received any written notice of any infringement claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and each of its subsidiaries is not being infringed, misappropriated or otherwise violated by any person, except in the case of each of clauses (i)-(iv) where the failure to own or have the right to use such Intellectual Property or such infringement, misappropriation or violation (if the subject of an unfavorable ruling or decision as to the Company or any of its subsidiaries) would not reasonably be expected to have a Material Adverse Effect.

Section 3.37 No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package.

Section 3.38 Taxes. The Company and each of its subsidiaries have paid all federal, state, local and foreign taxes and timely filed all tax returns required to be paid or filed through the date hereof (taking into account all permitted extensions), except where the failure to so pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.39 Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption, and except for noncompliance that would not reasonably be expected to result in material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to have caused the loss of such qualification and (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.40 Compliance with Money Laundering Laws. The operations of the Company and each of its subsidiaries are conducted and have been conducted for the prior five years (or, if later, since the date of formation) in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and applicable money laundering statutes of all jurisdictions in which the Company or its subsidiaries conduct operations and the rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 3.41 No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), and none of the Company or any of its subsidiaries is located, organized or in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions in violation of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Section 3.42 No Restrictions on Subsidiaries. With the exception of any restrictions or limitations imposed by applicable gaming laws or as prohibited by the Credit Agreement or Term Loan Agreement, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

Section 3.43 No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries, Sales Agent or the Forward Seller for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby.

Section 3.44 No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares that has not been waived.

Section 3.45 Cybersecurity; Data Protection. To the knowledge of the Company, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained controls, policies, procedures, and safeguards reasonably consistent with industry standards and practices, to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Section 3.46 Industry Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the industry statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package is not based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

Section 3.47 Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

Section 3.48 Status under the Securities Act. At the time of filing the Registration Statement, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not, and is not, an “ineligible issuer” and the Company is a well-known seasoned issuer, in each case as defined under Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

Section 3.49 Officer’s Certificate. Any certificate signed by any officer of the Company and delivered to Sales Agent, the Forward Seller and the Forward Purchaser, counsel for Sales Agent or counsel for the Forward Seller in connection with a Transaction shall be deemed a representation and warranty by the Company to Sales Agent, the Forward Seller and the Forward Purchaser, as the case may be, as to the matters covered thereby on the date of such certificate.

Section 3.50 Non-Affiliated Market Capitalization. As of the Effective Date, the aggregate market value of the Voting Stock held by non-affiliates of the Company (computed using the price at which the Common Stock was last sold as of a date within sixty (60) days prior to such date) exceeds $150 million.

Section 3.51 No Association with FINRA. Neither the Company nor any of its affiliates, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, or is a person associated with, any member firm of FINRA.

Section 3.52 Actively-Traded Security. Except under circumstances where the Company has provided parties with the notice required pursuant to Section 2.07 of this Agreement, the Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

ARTICLE IV

COVENANTS

The Company covenants and agrees during the term of this Agreement and the Master Forward Confirmation (including the term of each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation) with Sales Agent, the Forward Seller and the Forward Purchaser as follows:

Section 4.01 Registration Statement and Prospectus.

(a) To make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Shares or (y) by means of a Current Report on Form 8-K filed with the Commission under the Exchange Act and incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus; provided, that the Company will give prior written notice to Sales Agent, the Forward Seller and the Forward Purchaser of the intention to file such report and describing the subject matter to be included in such report as soon as reasonably practicable prior to the filing of such report) after the date of delivery of a Transaction Notice and prior to the related Settlement Date that is reasonably disapproved by Sales Agent, the Forward Seller or the Forward Purchaser promptly after reasonable notice thereof;

(b) to prepare, with respect to any Shares to be sold pursuant to this Agreement and the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation, a Pricing Supplement with respect to such Shares in a form previously approved by Sales Agent and to file such Pricing Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and to deliver such number of copies of each Pricing Supplement as may be required to each exchange or market on which such sales were effected, in each case to the extent that delivery and filing of such a Pricing Supplement is required by applicable law, by the rules and regulations of the Commission or by the rules of such exchange or market;

(c) to make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Shares or (y) by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K or a Registration Statement on Form 8A or any amendments to any of the foregoing filed with the Commission under the Exchange Act and incorporated or deemed incorporated by reference into the Registration Statement or the Prospectus except to the extent required by Section 4.01(a)) at any time prior to having afforded Sales Agent, the Forward Seller and the Forward Purchaser a reasonable opportunity to review and comment thereon;

(d) to file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Shares, and during such same period to advise Sales Agent, the Forward Seller and the Forward Purchaser, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information, or the receipt of any comments from the Commission with respect to Registration Statement or the Prospectus (including, without limitation, any Incorporated Documents); and

(e) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification during a Selling Period, to use promptly commercially reasonable efforts to obtain its withdrawal; in the event any such stop order or such other order is issued outside a Selling Period, the Company will promptly advise Sales Agent, the Forward Seller and the Forward Purchaser as to the issuance thereof and as to whether the Company intends to seek to obtain its withdrawal.

If, immediately prior to the third anniversary of the filing of the Original Registration Statement, any of the Shares remain unsold hereunder, the Company will, prior to such third anniversary, advise Sales Agent, the Forward Seller and the Forward Purchaser as to whether it intends to file (unless it has already done so) a new automatic shelf registration statement or shelf registration statement, as applicable, relating to the Shares.

Section 4.02 Blue Sky. To use commercially reasonable efforts to cause the Shares to be listed on the Principal Market and promptly from time to time to take such action as Sales Agent, the Forward Seller or the Forward Purchaser may reasonably request; to cooperate with Sales Agent or the Forward Seller in the qualification of the Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as Sales Agent, the Forward Seller or the Forward Purchaser may reasonably request and will continue such qualifications in effect so long as required for the distribution and sale of the Shares; and to use commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the sale of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or take any action that would subject it to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

Section 4.03 Copies of Registration Statement and Prospectus. Except where such reports, communications, financial statements or other information is available on the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”), to furnish Sales Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as Sales Agent, the Forward Seller and the Forward Purchaser may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify Sales Agent, the Forward Seller and the Forward Purchaser and request Sales Agent and the Forward Seller to suspend offers to sell Shares (and, if so notified, Sales Agent and the Forward Seller shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise Sales Agent, the Forward Seller and the Forward Purchaser promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period Sales Agent or the Forward Seller is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

Section 4.04 Rule 158. To make generally available to its holders of the Shares as soon as practicable, an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

Section 4.05 Information. To file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act in the manner and within the time periods required by the Exchange Act and, except where such reports, financial statements or other information is available on EDGAR, to furnish to Sales Agent, the Forward Seller and the Forward Purchaser (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to stockholders and filed with the Commission pursuant to the Exchange Act, and, except where such reports, financial statements or other information is available on EDGAR, deliver to Sales Agent, the Forward Seller and the Forward Purchaser (in paper or electronic format) (i) promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; (ii) such additional publicly available information concerning the business and financial condition of the Company as Sales Agent, the Forward Seller or the Forward Purchaser may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); and (iii) such additional information as Sales Agent, the Forward Seller or the Forward Purchaser may reasonably request in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained.

Section 4.06 Representations and Warranties. At each Applicable Time, each delivery of a Transaction Notice, each Settlement Date, each Registration Statement Amendment Date (as defined in Section 4.07) and each Request Date, (i) the Company shall be deemed to have affirmed that each representation, warranty, covenant and other agreement contained in this Agreement and the Master Forward Confirmation is true and correct, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and supplements thereto), and (ii) the Company will undertake to advise Sales Agent, the Forward Seller and the Forward Purchaser if any of such representations and warranties will not be true and correct as of each such date, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

Section 4.07 Opinions of Counsel. (i) That each time the Registration Statement or the Prospectus is amended or supplemented (other than by means of (x) an amendment or supplement relating solely to the offering of securities other than the Shares, (y) a Pricing Supplement or (z) a Current Report on Form 8-K, unless, in the case of (y) or (z) reasonably requested by Sales Agent, the Forward Seller or the Forward Purchaser within five days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus (each such date, a “Registration Statement Amendment Date”) or (ii) otherwise after each reasonable request by Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be (each date of any such request by Sales Agent, the Forward Seller or the Forward Purchaser, an “Opinion Request Date”), the Company shall as soon as practicable thereafter furnish or cause to be furnished as promptly as practicable thereafter to Sales Agent, the Forward Seller and the Forward Purchaser written opinions and negative assurance letters of Goodwin Procter LLP, counsel for the

Company, dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser, and of Holland & Knight LLP, Pennsylvania counsel to the Company, dated as of the date of such amendment, supplement or incorporation and in form and substance reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser and of Cahill Gordon & Reindel LLP, counsel for Sales Agent, dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser, (a) if such counsel has previously furnished opinions and negative assurance letters required pursuant to Sections 2.02(ii), (iii), (iv) and (v) hereof, to the effect that Sales Agent, the Forward Seller and the Forward Purchaser may rely on such previously furnished opinions and negative assurance letters of such counsel to the same extent as though they were dated the date of such letter authorizing reliance (except that the statements in such last opinions and negative assurance letters shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or (b) if such counsel has not previously furnished opinions and negative assurance letters required pursuant to Sections 2.02(ii), (iii), (iv) and (v) hereof, of the same tenor as such opinions and negative assurance letters of such counsel but modified to relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended and supplemented to such date; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of all such opinions and negative assurance letters otherwise required by this Section 4.07 if the Company does not expect to deliver a Transaction Notice with respect to the Shares; provided further, that the delivery of each such opinion and negative assurance letter (dated as of the date on which the most recent Form 10-Q or Form 10-K or, if applicable, Form 8-K was filed by the Company with the Commission) shall be a condition precedent to the delivery by the Company of a Transaction Notice with respect to the Shares.

Section 4.08 Comfort Letters. (i) That each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), other than by an amendment or supplement relating solely to the offering of securities other than the Shares, in any case to set forth financial information included in or derived from the Company’s financial statements or accounting records or (ii) otherwise after each reasonable request by Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be (each date of any such request by Sales Agent, the Forward Seller or the Forward Purchaser, a “Comfort Letter Request Date”), the Company shall as soon as practicable thereafter cause any independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement to furnish as promptly as practicable thereafter to Sales Agent, the Forward Seller and the Forward Purchaser a letter, dated the date of such amendment, supplement or incorporation, as the case may be, in form reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser, of the same tenor as the letter referred to in Section 5.01(g) hereof but modified to relate to the Registration Statement, the Prospectus and, to the extent applicable, the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(g) hereof that was last furnished to Sales Agent, the Forward Seller and the Forward Purchaser; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of any such letter otherwise required by this Section 4.08 if the Company does not expect to deliver a Transaction Notice with respect to the Shares; provided further, that the delivery of each such letter (dated as of the date on which the most recent Form 10-Q or Form 10-K or, if applicable, Form 8-K was filed by the Company with the Commission) required by this Section 4.08 shall be a condition precedent to the delivery by the Company of a Transaction Notice with respect to the Shares.

Section 4.09 Officer’s Certificate. (i) That each time the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating solely to the offering of securities other than the Shares, a Pricing Supplement or a Current Report on Form 8-K, unless reasonably requested by Sales Agent, the Forward Seller or the Forward Purchaser within five days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus or (ii) otherwise after each reasonable request by Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be (each date of any such request by Sales Agent, the Forward Seller or the Forward Purchaser, an “Officer’s Certificate Request Date”), the Company shall as soon as practicable thereafter furnish or cause to be furnished as promptly as practicable thereafter to Sales Agent, the Forward Seller and the Forward Purchaser a certificate, dated the date of such supplement, amendment or incorporation, as the case may be, in such form and executed by such officers of the Company as is reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser, of the same tenor as the certificate referred to in Section 2.02(ii) but modified to (x) relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended and supplemented to such date and (y) include a statement setting forth the number of shares of Common Stock reserved for issuance by the Company and listed, subject to notice of issuance, on NASDAQ in connection with the Transactions less (1) any shares of Common Stock issued in connection with an Issuance hereunder or under any Alternative Sales Agency Agreements and (2) the aggregate Capped Number under all Forward Contracts entered into between the Company and the Forward Purchaser and any Forward Contracts entered into between the Company and any other Alternative Sales Agent (such number, as updated from time to time immediately following any Issuance or Forward, the “Remaining Number of Shares”); provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of any such certificate otherwise required by this Section 4.09 if the Company does not expect to deliver a Transaction Notice with respect to the Shares; provided further, that the delivery of each such certificate (dated as of the date on which the most recent Form 10-Q or Form 10-K or if applicable, Form 8-K was filed by the Company with the Commission) required by this Section 4.09 shall be a condition precedent to the delivery by the Company of a Transaction Notice with respect to the Shares.

Section 4.10 Stand Off Agreement. During the period beginning on the first (1st) Trading Day immediately prior to the date on which any Transaction Notice is delivered to Sales Agent or the Forward Seller and the Forward Purchaser, as the case may be, hereunder and ending on the first (1st) Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Transaction Notice (each a “Stand Off Period”), the Company will not, without providing the Sales Agent, the Forward Seller and the Forward Purchaser, at least three (3) business days’ prior written notice, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Shares hereunder), warrants or any rights to purchase or acquire, Common Stock; provided, however, that such restriction will not be required in connection with the Company’s issuance or sale of (i) Issuance Shares pursuant to any Transaction Notice (or the sale of Forward Hedge Shares by the Forward Seller pursuant to any Transaction Notice, if applicable), (ii) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options pursuant to any current or future employee or director stock option, incentive or benefit plan, employee stock purchase, long-term incentive plan, deferred compensation plan or ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company, (iii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Company’s Commission filings, (iv) Common Stock issuable as consideration in connection with acquisitions of business, assets or securities of other Persons and (v) Common Stock issuable by the Company upon settlement of any Forward Contract. For the avoidance of doubt, this Section 4.10 shall not prohibit the sale of Common Stock by the Forward Seller or the Forward Purchaser. Upon receipt of any written notice contemplated above, the Sales Agent, Forward Seller or Forward Purchaser, as applicable, may suspend its activity under this Agreement for such period of time as deemed appropriate by such party.

Section 4.11 Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company or any reference security, whether to facilitate the sale or resale of the Shares or otherwise and shall cause each of its Affiliates to, comply with all applicable provisions of Regulation M, provided, however, that this Section 4.11 shall not prohibit the Company from electing to net share settle, combination settle or cash settle any Forward Contract. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from Sales Agent, the Forward Seller or the Forward Purchaser (or, if later, at the time stated in the notice), the Company will and shall, cause each of its Affiliates to, comply with Rule 102 as though such exception was not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

Section 4.12 Prospectus Supplement Filing; Periodic Reports. Promptly following the end of each quarterly period, the Company shall be required to file a prospectus supplement with the Commission, disclosing the number of Shares sold through Sales Agent, any Alternative Sales Agents and the Forward Seller, as the case may be, under the Sales Agency Agreements and the Master Forward Confirmation and the net proceeds received by the Company with respect to sales of the Shares pursuant to the Sales Agency Agreements and the Master Forward

Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation and any other master forward confirmations and related “supplemental confirmations” entered into with any Alternative Sales Agents relating to such quarter, together with any other information that the Company reasonably believes is required to comply with the Securities Act or any rules or regulations thereunder. In the alternative, to the extent permitted by the rules and regulations of the Commission, the Company in its sole discretion may make the disclosures contemplated by the preceding sentence by including such disclosures in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company for any quarter in which sales of Shares were made by or through Sales Agent, any Alternative Sales Agents and the Forward Seller, as the case may be, under the Sales Agency Agreements and the Master Forward Confirmation and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmation and any other master forward confirmations and related “supplemental confirmations” entered into with any Alternative Sales Agents.

Section 4.13 Maximum Program Amount. The Company will promptly notify Sales Agent, any Alternative Sales Agents, the Forward Seller and the Forward Purchaser in writing when the Maximum Program Amount has been sold pursuant to the Sales Agency Agreements. Prior to receipt of such written notice, each of Sales Agent, the Forward Seller and the Forward Purchaser shall be entitled to assume for all purposes under the Agreement that the Maximum Program Amount has not been sold pursuant to the Sales Agency Agreements.

Section 4.14 Due Diligence. The Company shall cooperate with any reasonable diligence review in connection with the transactions contemplated hereby from Sales Agent, the Forward Seller, the Forward Purchaser and their respective representatives, including, without limitation, furnishing requested materials and making senior management and representatives of the Company’s registered independent accounting firm available during regular business hours for due diligence conference calls, upon the reasonable request of Sales Agent, the Forward Seller or the Forward Purchaser.

Section 4.15 Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of any Issuance Shares or settlement of any Forward Contract in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act. The Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

Section 4.16 Listing; Reservation of Shares; Transfer Agent. The Company shall (a) list, subject to notice of issuance, the Shares on NASDAQ; (b) use its reasonable best efforts to maintain the listing of the Shares on NASDAQ; (c) reserve and keep available at all times, free of pre-emptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement and the Master Forward Confirmation (including with respect to each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation); and (d) engage and maintain, at its expense, a registrar and transfer agent for the Shares.

Section 4.17 No Dividends. The Company shall not declare any dividend, or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of any Forward Hedge Selling Period to, and including, the last Trading Day of such Forward Hedge Selling Period.

ARTICLE V

CONDITIONS TO DELIVERY OF TRANSACTION

NOTICES AND TO SETTLEMENT

Section 5.01 Conditions Precedent to the Right of the Company to Deliver a Transaction Notice and the Obligation of Sales Agent and the Forward Seller to Sell Shares During the Selling Period(s). The right of the Company to deliver a Transaction Notice hereunder is subject to the satisfaction, on the date of delivery of such Transaction Notice, and the obligations of each of Sales Agent to sell Issuance Shares and the Forward Seller to sell and the Forward Purchaser to borrow (or cause its affiliate to borrow) the Forward Hedge Shares during the applicable Selling Period is subject to the satisfaction, on the applicable Transaction Date and Settlement Date, of each of the following conditions:

(a) Effective Registration Statement and Authorizations. The Registration Statement shall remain effective and sales of all of the Shares (including all of the Shares issued with respect to all prior Issuances and Forwards and all of the Shares expected to be issued in connection with the Issuance or Forward specified by the current Transaction Notice) may be made by Sales Agent or the Forward Seller thereunder, and (i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of Sales Agent, the Forward Seller and the Forward Purchaser and (iv) no event specified in Section 4.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03. The authorizations referred to in Section 3.12 of this Agreement and in the Master Forward Confirmation shall have been issued and shall be in full force and effect, and such authorizations shall not be the subject of any pending or, to the Company’s knowledge, threatened application for rehearing or petition for modification, and are sufficient to authorize the issuance and sale of the Shares.

(b) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained herein and in the Master Forward Confirmation shall be true and correct as of each Applicable Time, as of the Closing Date, as of the applicable date referred to in Section 4.09 that is prior to such Transaction Date and the related Settlement Date, as the case may be, and as of each such Transaction Date and the related Settlement Date as though made at such time.

(c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Master Forward Confirmation to be performed, satisfied or complied with by the Company at or prior to such date.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement or the Master Forward Confirmation (and, in the case of a Forward, the applicable Forward Contract), and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement or the Master Forward Confirmation (and, in the case of a Forward, the applicable Forward Contract).

(e) Material Adverse Changes. Since the date of this Agreement, no event or condition of a type described in Section 3.13 hereof shall have occurred or shall exist, which event or condition is not described in the General Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), and the effect of which in the judgment of the Sales Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares, as the case may be, on the terms and in the manner contemplated by this Agreement, the Master Forward Confirmation, the General Disclosure Package and the Prospectus.

(f) No Suspension of Trading In or Delisting of Common Stock; Other Events. The trading of the Common Stock (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Shares shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. There shall not have occurred (and be continuing in the case of occurrences under clauses (i), (ii) and (iii) below) any of the following: (i) trading generally on the New York Stock Exchange or the NASDAQ has been suspended or materially limited; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any such exchanges or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iv) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the sole judgement of Sales Agent, the Forward Seller or the Forward Purchaser, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares of the Company.

(g) Comfort Letter. On the Closing Date and on each applicable date referred to in Section 4.08 hereof that is on or prior to such Transaction Date and related Settlement Date, as the case may be, the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to Sales Agent, the Forward Seller and the Forward Purchaser a letter, dated the Closing Date or such applicable date, as the case may be, in form and substance satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser to the effect required by Section 4.08.

(h) No Defaults. The execution and delivery of this Agreement, the Master Forward Confirmation and each “Supplemental Confirmation” under the Master Forward Confirmation, and the issuance or sale of the Shares and the compliance by the Company with all of the provisions hereof and thereof will not result in the Company being in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company, or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any of its property or assets is bound, in each case which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i) Trading Cushion. The Selling Period for any previous Transaction Notice (hereunder or under any Alternative Sales Agency Agreement) shall have expired.

(j) Maximum Issuance Amount. In no event may the Company issue a Transaction Notice to sell an Issuance Amount or a Forward Hedge Amount, as the case may be, to the extent that (I) the sum of (x) the Sales Price of the requested Issuance Amount or Forward Hedge Amount, as applicable, and (y) the aggregate Sales Price of all Shares issued under all previous Issuances and Forwards effected pursuant to this Agreement, together with the aggregate Sales Price of Shares sold under any Alternative Sales Agency Agreements, would exceed the Maximum Program Amount or (II) the requested Issuance Amount or Forward Hedge Amount, as the case may be, exceeds $375,000,000 for any Issuance and any Forward, as the case may be.

(k) Prospectus Supplement and Pricing Supplement.

(1) A supplement or supplements to the prospectus included in the Registration Statement (the “Prospectus Supplement”), in form and substance to be agreed upon by the parties hereto, setting forth information regarding this Agreement and the Master Forward Confirmation including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to Sales Agent, the Forward Seller and the Forward Purchaser on or prior to the date of sale of the Issuance Shares or Forward Hedge Shares, as applicable.

(2) To the extent required by Section 4.01(b), a Pricing Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to Sales Agent, the Forward Seller and the Forward Purchaser on or prior to the date of sale of the Issuance Shares or Forward Hedge Shares, as applicable.

(l) Counsel Letters. The counsel specified in Section 4.07, or other counsel selected by the Company and reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser, shall have furnished to Sales Agent, the Forward Seller and the Forward Purchaser their written opinions, dated the Closing Date and each applicable date referred to in Section 4.07 hereof that is on or prior to such Transaction Date or related Settlement Date, as the case may be, to the effect required by Section 4.07.

(m) Officers’ Certificate. The Company shall have furnished or caused to be furnished to Sales Agent, the Forward Seller and the Forward Purchaser an officers’ certificate executed by the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any Senior Vice President of the Company, signing in their respective capacities, dated the Closing Date and each applicable date referred to in Section 4.09 hereof that is on or prior to such Transaction Date or related Settlement Date, as the case may be, as to the matters specified in Section 2.02(ii).

(n) Other Documents. On the Closing Date and prior to each Transaction Date and Settlement Date, Sales Agent, the Forward Seller and the Forward Purchaser and their respective counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to Sales Agent, the Forward Seller and the Forward Purchaser and their respective counsel.

(o) Remaining Number of Shares. In no event may the Company issue a Transaction Notice that relates to an “Issuance” unless the number of Issuance Shares specified in such Transaction Notice is less than the Remaining Number of Shares as of the date of delivery of such Transaction Notice, and in no event may the Company issue a Transaction Notice that relates to a “Forward” unless the Capped Number set forth in the Forward Contract to be entered into in connection with such Transaction Notice is less than the Remaining Number of Shares as of the date of delivery of such Transaction Notice.

Section 5.02 Documents Required to be Delivered on each Transaction Date. Sales Agent’s and the Forward Seller’s obligation to use commercially reasonable efforts to sell Shares pursuant to an Issuance or Forward hereunder, and the Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or to cause its affiliate to borrow and deliver Shares to the Forward Seller hereunder, shall additionally be conditioned upon the delivery to Sales Agent and the Forward Seller on or before the Transaction Date of a certificate in form and substance reasonably satisfactory to Sales Agent and the Forward Seller, executed by the Chief Executive Officer, the President, the Chief Operating Officer, or the Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Transaction Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Transaction Notice).

Section 5.03 Suspension of Sales. The Company, Sales Agent the Forward Seller or the Forward Purchaser may, upon notice to the other parties in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Shares, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (and, in the case of any Forward Hedge Shares, the resulting Forward Contract). The Company agrees that no such notice shall be effective against Sales Agent, the Forward Seller or the Forward Purchaser unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time. Each of Sales Agent, the Forward Seller and the Forward Purchaser agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time; provided that the failure by Sales Agent, the Forward Seller or the Forward Purchaser to deliver such notice shall in no way effect such party’s right to suspend the sale of Shares hereunder.

ARTICLE VI

INDEMNIFICATION AND CONTRIBUTION

Section 6.01 Indemnification by the Company. The Company agrees to indemnify and hold harmless each of Sales Agent, the Forward Seller and the Forward Purchaser, each of their respective affiliates, directors and officers and each person, if any, who controls Sales Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Controlling Persons”), from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any prospectus relating to the Shares, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to Sales Agent, the Forward Seller or the Forward Purchaser furnished to the Company in writing by Sales Agent, the Forward Seller or the Forward Purchaser expressly for use therein.

Section 6.02 Indemnification by Sales Agent and the Forward Seller. Each of Sales Agent, the Forward Seller, and the Forward Purchaser agrees to indemnify and hold harmless the Company, each of its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 6.01, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to Sales Agent, the Forward Seller and the Forward Purchaser furnished to the Company in writing by Sales Agent, the Forward Seller or the Forward Purchaser expressly for use in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto or any Issuer Free Writing Prospectus.

Section 6.03 Conduct of Indemnification Proceedings. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 6.01 or Section 6.02, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 6.01 or Section 6.02 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 6.01 or Section 6.02. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Article VI that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for Sales Agent, the Forward Seller or the Forward Purchaser, their respective affiliates, directors and officers and any control persons of Sales Agent, the Forward Seller or the Forward Purchaser shall be designated in writing by Sales Agent, the Forward Seller, and the Forward Purchaser and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 6.03, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) such Indemnifying Party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 6.04 Contribution. If the indemnification provided for in this Article VI is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Sales Agent, the Forward Seller and the Forward Purchaser on the other from the offering of the Shares or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and Sales Agent, the Forward Seller and the Forward Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

The relative benefits received by each of the Company, Sales Agent, the Forward Seller and the Forward Purchaser, shall be deemed to be in the same respective proportions as (a) in the case of the Company, (x) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward, or (y) the Actual Sold Issuance Amount for each Issuance under this Agreement, multiplied by the Issuance Price for such Issuance, as applicable, (b) in the case of Sales Agent, the Actual Sold Issuance Amount for each Issuance under this Agreement, multiplied by the Issuance Selling Commission for such Issuance, (c) in the case of the Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward, and (d) in the case of the Forward Purchaser, the net Spread (as such term is defined in the Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts executed in connection with this Agreement. The relative fault of the Company on the one hand and Sales Agent, the Forward Seller and the Forward Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by Sales Agent, the Forward Seller and the Forward Purchaser and each such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Company, Sales Agent, the Forward Seller and the Forward Purchaser agrees that it would not be just and equitable if the amount of such contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6.04 (i) Sales Agent, on behalf of itself or the Forward Seller, shall not in any event be required to contribute any amount in excess of the aggregate Issuance Selling Commissions or the aggregate Forward Hedge Selling Commissions, as the case may be, received by it under this Agreement and (ii) Sales Agent, on behalf of the Forward Purchaser, shall in no event be required to contribute any amount in excess of the net Spread (as such term is defined in the Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts entered into pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The obligations of Sales Agent, the Forward Purchaser and the Forward Seller to contribute pursuant to this Section 6.04 are several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section 6.04 each affiliate, director and officer of Sales Agent, the Forward Seller or the Forward Purchaser, each person, if any, who controls Sales Agent, the Forward Seller of the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 6.05 Non-Exclusive Remedies. The remedies provided for in this Article VI are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

ARTICLE VII

TERMINATION

Section 7.01 Term. Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.

Section 7.02 Termination by Sales Agent, the Forward Seller or the Forward Purchaser. Each of Sales Agent, the Forward Seller or the Forward Purchaser may, in its sole discretion at any time, terminate the right of the Company to effect any Issuances or Forwards under this Agreement.

Section 7.03 Termination by the Company. The Company may, in its sole discretion at any time, terminate this Agreement.

Section 7.04 Liability; Provisions that Survive Termination. If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 9.02 and for the Company’s, Sales Agent’s, the Forward Seller’s and the Forward Purchaser’s respective obligations in respect of all prior Transaction Notices, and provided further that in any case the provisions of Article VI, Article VII, Article VIII and Article IX shall survive termination of this Agreement without limitation.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of Sales Agent, the Forward Seller or the Forward Purchaser or any of their respective officers, directors, employees and agents and any Controlling Persons, (ii) delivery and acceptance of the Shares and payment therefor, (iii) the settlement of any Forward Contract or (iv) any termination of this Agreement or the Master Forward Confirmation and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmation.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K which describes the material terms of the transactions contemplated hereby and includes, as exhibits thereto, this Agreement and the Master Forward Confirmation, and the Company shall consult with Sales Agent, the Forward Seller and the Forward Purchaser prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or the Master Forward Confirmation or any of the transactions contemplated hereby or thereby that includes information related to this Agreement or the Master Forward Confirmation or transactions contemplated hereby or thereby that has not previously been disclosed without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

Section 9.02 Expenses. The Company covenants and agrees with Sales Agent, the Forward Seller and the Forward Purchaser that the Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to Sales Agent and the Forward Seller and the Principal Market; (ii) Sales Agent’s, the Forward Seller’s and the Forward Purchaser’s reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses, of Cahill Gordon & Reindel LLP, counsel for the Sales Agent and Davis Polk & Wardwell LLP, counsel for the Forward Seller and Forward Purchaser, respectively, (up to $150,000 in the aggregate), in connection with this Agreement and the Master Forward Confirmation and the Registration Statement and any Issuances or Forwards hereunder and ongoing services in connection with the transactions contemplated hereunder; (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and the Master Forward Confirmation and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (v) the cost of preparing the Shares; (vi) the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Shares on the Principal Market and any filing fees incident to any required review by FINRA of the terms of the sale of the Shares in connection with this Agreement and the Master Forward Confirmation and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for Sales Agent and counsel for the Forward Seller and the Forward Purchaser), and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 9.02. During the term of this Agreement, the Company shall pay Sales Agent’s, the Forward Seller’s and the Forward Purchaser’s attorneys’ fees for their quarterly due diligence review, together with any Alternative Sales Agents’ attorney fees for their quarterly due diligence review (amount not to exceed $15,000 in the aggregate per fiscal quarter).

Section 9.03 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company to: Gaming and Leisure Properties, Inc., 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, Attention: Chief Financial Officer; with a copy to Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018, Attention: Yoel Kranz; (ii) if to Sales Agent to: Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile No.: (646) 834-8133, with a copy (which shall not constitute notice) to: Cahill Gordon & Reindel LLP, 80 Pine Street, New York,

New York 10005, Attention: Marc R. Lashbrook and (iii) if to the Forward Seller: Barclays Bank PLC, c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Ilya Blanter, Telephone.: (+1) 212-526-3209, with a copy (which shall not constitute notice) to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Mark M. Mendez. Except as set forth in Section 5.03, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.

Section 9.04 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 9.05 Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 9.06 No Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company, Sales Agent, the Forward Seller or the Forward Purchaser. Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Article VI, the Controlling Persons, officers, directors, employees and agents referred to in Article VI. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth in Article VI or elsewhere in this Agreement.

Section 9.07 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.08 Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

Section 9.09 Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

Section 9.10 Governing Law; Jurisdiction. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

Section 9.11 Waiver of Jury Trial. Each of the Company, Sales Agent, the Forward Seller and the Forward Purchaser hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the Master Forward Confirmation or any transaction contemplated hereby or thereby.

Section 9.12 Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 9.13 Adjustments for Stock Splits, etc. The parties acknowledge and agree that share related numbers contained in this Agreement (including the minimum Floor Price) shall be equitably adjusted by Sales Agent to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

Section 9.14 No Fiduciary Duty. The Company acknowledges and agrees that each of Sales Agent, the Forward Seller and the Forward Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the transactions contemplated hereby or by the Master Forward Confirmation) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person and will not claim that Sales Agent, the Forward Seller or the Forward Purchaser is acting in such capacity in connection with the transactions contemplated hereby. None of Sales Agent, the Forward Seller or the Forward

Purchaser and their respective Affiliates shall have obligations to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement and the Master Forward Confirmation, and each of Sales Agent, the Forward Seller and the Forward Purchaser and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company. Additionally, none of Sales Agent, the Forward Seller or the Forward Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. In addition, each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Article VI, and is fully informed regarding such provisions. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and none of Sales Agent, the Forward Seller or the Forward Purchaser and their respective Affiliates shall have responsibility or liability to the Company with respect thereto. Any review by Sales Agent, the Forward Seller or the Forward Purchaser of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be and shall not be on behalf of the Company.

Section 9.15 Alternative Sales Agency Agreements. For the avoidance of doubt, each of the parties hereto agrees that the Company may in the future enter into one or more Alternative Sales Agency Agreements.

Section 9.16 Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act, the Company, Sales Agent, the Forward Seller and the Forward Purchaser are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and addresses of their respective clients, as well as other information that will allow the Sales Agent, the Forward Seller and the Forward Purchaser to properly identify their respective clients.

Section 9.17 Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, Sales Agent, the Forward Seller and the Forward Purchaser contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

Section 9.18 Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Company, Sales Agent, the Forward Seller and the Forward Purchaser, and to the benefit of the indemnified parties referred to in Article VI hereof, and in each case, their respective successors, and no other person will have any right or obligation hereunder. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 9.18, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 9.19 Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Sales Agent, Alternative Sales Agents, Forward Seller or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Sales Agent, Alternative Sales Agents, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Sales Agent, Alternative Sales Agents, Forward Seller or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Sales Agent, Alternative Sales Agents, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Sales Agent, Alternative Sales Agents, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 9.19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

GAMING AND LEISURE PROPERTIES, INC., as Company

By:	/s/ Desiree Burke
	Name:	Desiree Burke
	Title:	Chief Financial Officer

[Signature Page to Sales Agency Financing Agreement]

BARCLAYS CAPITAL INC., as Sales Agent

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

[Signature Page to Sales Agency Financing Agreement]

BARCLAYS CAPITAL INC., as Forward Seller

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

[Signature Page to Sales Agency Financing Agreement]

BARCLAYS BANK PLC, as Forward Purchaser

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

[Signature Page to Sales Agency Financing Agreement]

EXHIBIT A

TRANSACTION NOTICE

__________________, 20

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

       (facsimile number: (646) 834-8133)

[BARCLAYS BANK PLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Ilya Blanter

       (telephone: (+1) 212-526-3209)]1

Reference is made to the Sales Agency Financing Agreement among Gaming and Leisure Properties, Inc. (the “Company”), Barclays Capital Inc. (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder, “Sales Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, the “Forward Seller”) and Barclays Bank PLC (as purchaser under any Forward Contract, the “Forward Purchaser”), dated as of December 21, 2022 (the “Sales Agency Financing Agreement”). Capitalized terms used in this Transaction Notice without definition shall have the respective definitions ascribed to them in the Sales Agency Financing Agreement. This Transaction Notice relates to [an “Issuance”]2 [a “Forward”]3. The Company confirms that all conditions to the delivery of this Transaction Notice are satisfied as of the date hereof.

[The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.]4

[1]	Insert for a Transaction Notice that relates to a “Forward.”
[2]	Insert for a Transaction Notice that relates to an “Issuance.”
[3]	Insert for a Transaction Notice that relates to a “Forward.”
[4]	Insert for a Transaction Notice that relates to a “Forward.”

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Sales Agency Financing Agreement is true and correct on the date hereof, and that the Prospectus and the General Disclosure Package, including the documents incorporated by reference therein, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Effective Date of Delivery of Transaction Notice (determined pursuant to Section 2.03(b) of the Sales Agency Financing Agreement): _______________________

Number of Days in [Issuance]5 [Forward Hedge]6 Selling Period:

First Date of [Issuance]7 [Forward Hedge]8 Selling Period:

[Issuance]9 [Forward Hedge]10 Amount: $________________

[Forward Hedge Selling Commission Rate: _______%

Forward Price Reduction Dates	Forward Price Reduction Amounts

$________________

$________________

Regular Dividend Amounts:

For any calendar quarter ending on or prior to [December 31, 20[__]]:	$[___]
For any calendar quarter ending after [December 31, 20[__]]:	$[___]][11]

[Term: [Days][Months]]12: ________________

[5]	Insert for a Transaction Notice that relates to an “Issuance.”
[6]	Insert for a Transaction Notice that relates to a “Forward.”
[7]	Insert for a Transaction Notice that relates to an “Issuance.”
[8]	Insert for a Transaction Notice that relates to a “Forward.”
[9]	Insert for a Transaction Notice that relates to an “Issuance.”
[10]	Insert for a Transaction Notice that relates to a “Forward.”
[11]	Insert for a Transaction Notice that relates to a “Forward.”
[12]	Insert for a Transaction Notice that relates to a “Forward.”

Floor Price (Adjustable by Company during the [Issuance]13 [Forward Hedge]14 Selling Period, and in no event less than $1.00 per share): $____ per share

Comments:

GAMING AND LEISURE PROPERTIES, INC.

By:
Name:
	Title:	[CEO, Chief Financial
Officer, Chief Accounting Officer,
Senior Vice President]

[13]	Insert for a Transaction Notice that relates to an “Issuance.”
[14]	Insert for a Transaction Notice that relates to a “Forward.”

EXHIBIT B-1

Form of Corporate Opinion of Goodwin Procter LLP, Counsel for the Company

See attached.

B-1-1

EXHIBIT B-2

Form of Forward Opinion of Goodwin Procter LLP, Counsel for the Company

See attached.

B-2-1

EXHIBIT C

Form of Tax Opinion of Goodwin Procter LLP, Counsel for the Company

See attached.

C-1

EXHIBIT D

Form of Negative Assurance Letter of Goodwin Procter LLP, Counsel for the Company

See attached.

D-1

EXHIBIT E

Form of Opinion of Holland & Knight LLP, Pennsylvania Counsel for the Company

See attached.

E-1

SCHEDULE 1

BARCLAYS CAPITAL INC.

Attention:	Syndicate Registration
Facsimile:	(646) 834-8133
Address:	745 Seventh Avenue, New York, New York 10019

Forward Seller

BARCLAYS CAPITAL INC.

Attention:	Syndicate Registration
Facsimile:	(646) 834-8133
Address:	745 Seventh Avenue, New York, New York 10019

Forward Purchaser

BARCLAYS BANK PLC

Attention:	Ilya Blanter
Telephone:	(+1) 212-526-3209
Address:	c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019

S-1

GAMING AND LEISURE PROPERTIES, INC.

Attention:	Peter M. Carlino
Telephone:	(610) 401-2900
Facsimile:	(610) 376-2842
Email:	pmc@GLPROPINC.com
Address:	845 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610

Attention:	Brandon J. Moore
Telephone:	(610) 401-2900
Facsimile:	(610) 376-2842
Email:	bmoore@glpropinc.com
Address:	845 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610

Attention:	Desiree A. Burke
Telephone:	(610) 401-2903
Facsimile:	(610) 376-2842
Email:	dburke@glpropinc.com
Address:	845 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610

S-2